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                                                              EXHIBIT 23.1

                    CONSENT OF INDEPENDENT ACCOUNTANTS

We consent to the reference to our firm under the captions "Consolidated Selected Financial Data" and "Experts" and to the use of our report on the financial statements dated February 14, 1996, except as to Note 8, as to which the date is August 27, 1996, and our report on the financial statement schedule dated February 14, 1996, in the Registration Statement (Form S-1 No. 333-10751) and related Prospectus of Brown & Sharpe Manufacturing Company for the registration of 8,378,900 shares of its common stock.

                                          ERNST & YOUNG LLP

Providence, Rhode Island

September 13, 1996